Exhibit 10.16

REALPHA TECH CORP. 2022 EQUITY INCENTIVE PLAN
NOTICE OF GRANT OF STOCK OPTION

Unless otherwise defined herein, the terms defined in the reAlpha Tech Corp.’s 2022 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Stock Option, the form of Option Award Agreement attached hereto as Exhibit A (the “Award Agreement”), and the form of Exercise Notice attached hereto as Exhibit B.

Participant:	[ ]
Number of Shares Underlying Option:	[ ]
Type of Option:	[ ]
Exercise Price per Share:	$[ ]
Grant Date:	[ ]
Expiration Date:	[ ]
Vesting Commencement Date:	[ ]
Vesting Schedule:

[    ], subject to earlier termination as set forth in the Plan or Aard Agreement.

Subject to any acceleration or termination provisions in the Award Agreement or the Plan, the Option shall vest and be exercisable, in whole or in part, as follows: [__________________] (each such date, a “Vesting Date”), subject to the Participant’s continued employment with, service as a director of, or engagement to provide services to, the Company or any of its Affiliates through the applicable Vesting Date. Any fractional portion of the Option resulting from the application of the Vesting Schedule shall be aggregated and the portion of the Option resulting from such aggregation shall vest on the final Vesting Date.

Termination Period

[    ]

By accepting (whether in writing, electronically or otherwise) the Option, you acknowledge and agree that the Option is granted under and governed by the additional terms and conditions of the Plan and the Award Agreement, each of which is hereby made a part of this document.

PARTICIPANT	REALPHA TECH CORP.

By:
Name:
Title:

EXHIBIT A

REALPHA TECH CORP. 2022 EQUITY INCENTIVE PLAN

FORM OF OPTION AWARD AGREEMENT

THE SECURITY REPRESENTED BY THIS AGREEMENT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

This OPTION AWARD AGREEMENT (this “Award Agreement”) is made by and between reAlpha Tech Corp., a Delaware corporation (the “Company”), and the undersigned (the “Participant”), as of the date set forth in the Notice of Grant of Stock Option to which this Award Agreement is attached (the “Notice,” and together with the Award Agreement, the “Option Agreement”).

WHEREAS, the Board desires to enter into this Option Agreement to grant the Participant an option (the “Option”) to purchase shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to the Company’s 2022 Equity Incentive Plan (as may be amended from time to time, the “Plan”), conditioned upon the execution by the Company and the Participant of the Notice and this Award Agreement setting forth the terms and conditions applicable to such grant, and in full satisfaction of any and all obligations or commitments to grant stock to the Participant pursuant to the terms of the Participant’s offer letter, employment agreement or the other agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, it is hereby agreed as follows:

1. Definitions and Incorporation. Unless otherwise defined herein or the context otherwise requires, the capitalized terms used in this Award Agreement shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Award Agreement as if fully set forth herein. The Participant hereby acknowledges that the Participant has been provided with, reviewed and fully understands, the terms, conditions and covenants of the Plan (a copy of which is attached hereto in Schedule A).

2. Grant of Option.

(a) Date of Grant. The Option is granted to the Participant effective as of the Date of Grant set forth in the Notice (the “Grant Date”).

(b) Number of Shares and Exercise Price. The number of Shares subject to the Option and the exercise price at which such Shares may be purchased upon exercise of the Option are as set forth in the Notice.

Ex A-1

3. Termination of Service; Expiration. The term of the Participant’s Option expires as set forth in the Notice. Subject to provisions of the Plan, in no event shall all or any portion of the Option be exercisable after the Expiration Date set forth in the Notice (such maximum period following the Grant Date, the “Option Period”). The Option will be exercisable during the Option Period, to the extent vested.

5. Method of Exercise and Form of Payment. No Shares shall be delivered pursuant to any exercise of the Option until the Participant has paid in full to the Company the exercise price and an amount equal to any U.S. federal, state, local and non-U.S. income and employment taxes required to be withheld. The Option may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms hereof. The exercise price and all applicable required withholding taxes shall be payable (i) in cash, check, cash equivalent; or (ii) by such other method as the Committee may permit, including without limitation: (A) in the form of other property (including previously owned Shares; provided that such Shares are not subject to any pledge or other security interest and, except as otherwise determined by the Committee, have been held for at least six months) having a Fair Market Value on the date of exercise equal to the exercise price and all applicable required withholding taxes, (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company or its designee (including third-party administrators) is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the exercise price and all applicable required withholding taxes against delivery of the shares of Common Stock to settle the applicable trade, or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of Option having a Fair Market Value on the date of exercise equal to the exercise price and all applicable required withholding taxes.

6. No Rights as a Stockholder. The Participant shall not be deemed for any purpose (including without limitation any right to vote or receive dividends or any other stockholder rights) be the owner of any shares of Common Stock hereunder unless, until and to the extent that (i) the applicable of the Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Shares and (iii) the Participant’s name shall have been entered as a stockholder of record with respect to such Shares on the books of the Company. The Company shall cause the actions described in clauses (ii) and (iii) of the preceding sentence to occur promptly following settlement as contemplated by this Option Agreement, subject to compliance with applicable laws.

7. Compliance with Legal Requirements.

(a) Generally. The granting and exercising of the Option, and any other obligations of the Company under this Option Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Option Agreement.

Ex A-2

(b) Tax Withholding. Any exercise of the Option shall be subject to the Participant’s satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The Company shall have the right and is hereby authorized to withhold from any amounts payable to the Participant in connection with the Option or otherwise the amount of any required withholding taxes in respect of the Option, its exercise or any payment or transfer of the Option or under the Plan and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes, including the right to use a broker-assisted “cashless exercise” as described in Section 5(ii)(B) hereof. The Company may permit the Participant, and may require the Participant, to satisfy, in whole or in part, the tax obligations by withholding shares of Common Stock that would otherwise be received upon exercise of the Option with a Fair Market Value equal to such withholding liability, subject to the terms of the Plan.

8. Clawback. To the extent required by applicable law or the rules and regulations of the Nasdaq or any other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, the Option shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Option Agreement). The Participant hereby acknowledges and agrees that the Option shall be subject to any clawback policies approved by the Committee from time to time, the Committee retains the right at all times to decrease or terminate all awards and payments under the Plan, and any and all amounts payable under the Plan, or paid under the Plan, shall be subject to clawback, forfeiture and reduction to the extent determined necessary to comply with applicable law and/or policies of the Company.

9. Miscellaneous.

(a) Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 15(b) of the Plan. Any attempted Transfer of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

(b) Waiver. Any right of the Company contained in this Option Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Option Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Section 409A. The Option are not intended to be subject to Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Option Agreement, if any provision of the Plan or this Option Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 9(c) does not create an obligation on the part of the Company to modify the Plan or this Option Agreement and does not guarantee that the Option or the Shares will not be subject to interest and penalties under Section 409A.

Ex A-3

(d) General Assets. This Option Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying Award, in and of itself, has any assets. The Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercise pursuant to the terms of this Option Agreement.

(e) Notices. Any notices provided for in this Option Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal executive office.

(f) Severability. The invalidity or unenforceability of any provision of this Option Agreement shall not affect the validity or enforceability of any other provision of this Option Agreement, and each other provision of this Option Agreement shall be severable and enforceable to the extent permitted by law.

(g) No Rights to Employment, Directorship or Service. Nothing contained in this Option Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(h) Fractional Shares. The Company shall be under no obligation to issue a fraction of a share of Common Stock resulting from any exercise of the Option or an adjustment of the Option pursuant to Section 5 of the Plan or otherwise.

(i) Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

Ex A-4

(j) Successors. The terms of this Option Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(k) Entire Agreement. This Option Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Option Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Sections 11, 12 or 14 of Article IV of the Plan.

(l) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(m) Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the Option shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal jurisdiction of the United States federal and state courts sitting in Wilmington, Delaware, as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten days after such mailing.

(n) Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

(o) International Participants. To the extent the Participant resides or works outside of the United States or is subject to non-U.S. legal restrictions or regulations, the Committee may amend the terms of this Agreement in order to conform the terms hereunder or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates. Without limiting the generality of this Section, the Committee is specifically authorized to adopt rules and procedures with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of exercise of the Option granted hereunder, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership that vary with local requirements. The Committee may also adopt rules or procedures applicable to particular Subsidiaries, Affiliates or locations.

Ex A-5

(p) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(q) Counterparts. The Notice may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, or may be accepted by any electronic means.

(r) Electronic Signature and Delivery. The Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

(s) Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

(t) Governing Plan Document. Participant’s Option are subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your option and those of the Plan, the provisions of the Plan will control. In addition, your option (and any compensation paid or shares issued under your option) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

Ex A-6

EXHIBIT B

FORM OF NOTICE OF EXERCISE

REALPHA TECH CORP.

6515 LONGSHORE LOOP, SUITE 100

DUBLIN, OH 43017

Date of Exercise:

This constitutes notice to reAlpha Tech Corp. (the “Company”) under my stock option that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) for the exercise price set forth below.

Type of option (check one):	Incentive o	Nonstatutory o

Stock option dated:

Number of Shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$	$

Cash payment delivered herewith:	$	$

Regulation T Program (cashless exercise1):	$	$

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company’s 2022 Equity Incentive Plan, as may be amended from time to time, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an Incentive Stock Option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such Shares are issued upon exercise of this option.

I agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rule or regulation). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

Signature

Print Name

Address of Record:

Ex B-1

SCHEDULE A

REALPHA TECH CORP.

2022 EQUITY INCENTIVE PLAN

(see attached)